UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 York Avenue

New York, New York 10021

(Address of principal executive offices) (Zip Code)

212-606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2014, Sotheby’s, a Delaware corporation (the “Company”), entered into new compensatory agreements with Bruno Vinciguerra, Executive Vice President and Chief Operating Officer, and Mitchell Zuckerman, Executive Vice President, Global Auction Transactions. These agreements replace existing severance agreements with each officer that expired on December 31, 2014. The new agreements are effective as of January 1, 2015 and are summarized below.

These summaries are qualified in their entirety by reference to the agreements, which are attached as exhibits to this Current Report on Form 8-K. All initially capitalized terms not defined in the following summaries have the meanings ascribed to those terms in the relevant executive’s agreement. The Company previously filed the existing severance agreements for each executive with the Securities and Exchange Commission.

Bruno Vinciguerra

The existing severance agreement between the Company and Mr. Vinciguerra expires on December 31, 2014. The new severance agreement is effective as of January 1, 2015 and expires on December 31, 2016 (the “Term”).

Termination By the Company without Cause or by Mr. Vinciguerra for Good Reason

If during the Term, the Company terminates Mr. Vinciguerra without Cause or he terminates his employment for Good Reason, he will receive the payments and benefits described below.

1.	He will receive (i) unpaid base salary through the termination date and (ii) unpaid and approved expense reimbursement through the termination date (collectively, the “Accrued Obligations”).

2.	With respect to any calendar year in which he has completed a full year of service, and to the extent unpaid as of his termination, Mr. Vinciguerra will be eligible to receive total equity and cash incentive compensation attributable to that period, which will be paid 100% in cash (the “Prior Year Bonus”). The payment of the Prior Year Bonus is conditioned on the achievement of certain performance goals under the Company’s Executive Bonus Plan (the “EBP”), and the Prior Year Bonus is calculated at 110% of his Total Incentive Target. The Compensation Committee may exercise negative discretion to reduce the payment to no less than 90% of his Total Incentive Target. The Prior Year Bonus is payable at the same time as payment is made under the EBP to other named executive officers (but no later than March 15 of the year following the year for which the bonus was earned).

3.	If certain performance goals under the EBP are met, and if the termination results in a partial year of service and does not otherwise duplicate the payments described in Paragraphs 1 and 2 above, Mr. Vinciguerra will receive a cash payment calculated at his Total Incentive Target and pro-rated to reflect his service during the performance period. This pro rata bonus is payable at the same time as payment is made under the EBP to other named executive officers (but no later than March 15 of the year following the year of termination).

4.	The Company will pay Mr. Vinciguerra an amount equal to the sum of (i) 13 months of his monthly Base Salary, (ii) 13 months of his average cash bonus paid over the last three years (expressed as a monthly amount) and (iii) one month of Base Salary and his average monthly bonus for each full year of employment at the Company. Additionally, for purposes of calculating this average bonus, if incentive compensation for a particular year has been agreed to be paid fully in cash, then only 40% of the amount of such cash payment shall be included in the foregoing calculations.

5.	Mr. Vinciguerra’s outstanding equity awards as of the termination date will continue to vest, subject to his continued compliance with his post-termination obligations.

To terminate Mr. Vinciguerra without Cause, the Company must provide him with three months’ prior written notice.

Termination by the Company for Cause, for Death or Disability, or by Mr. Vinciguerra without Good Reason

If the Company terminates Mr. Vinciguerra for Cause or his employment terminates as a result of his death or permanent disability, he will receive only the Accrued Obligations and certain vested benefits in accordance with the terms of applicable plans.

If Mr. Vinciguerra terminates his employment without Good Reason during the Defined Period (on three months’ notice), he will receive the Accrued Obligations and any unpaid Prior Year Bonus only. The “Defined Period” means January 1, 2015 through the earlier to occur of (i) the end of the six (6) month period commencing on the hiring of a new Chief Executive Officer for the Company; or (ii) June 30, 2016.

If Mr. Vinciguerra terminates his employment without Good Reason after the Defined Period (on one month’s notice), he will receive the Accrued Obligations and the other payments referenced in Paragraphs 2 and 3 above, and his unvested equity awards will be treated in accordance with Paragraph 5 above.

Non-Competition, Non-Solicitation and Non-Disparagement Covenants; Release by Mr. Vinciguerra; Other Matters

In exchange for and as condition to receiving the above-described compensation and benefits (beyond Accrued Obligations), Mr. Vinciguerra has agreed to the following restrictive covenants (collectively, the “Restrictive Covenants”): a twelve month post-employment non-competition covenant, a twelve month post-employment non-solicitation covenant covering employees and clients, and a non-disparagement covenant. He has also agreed to extended Restrictive Covenants that last for the entire continued vesting period referred to in Paragraph 5 above. If Mr. Vinciguerra breaches the extended Restrictive Covenants, he will forfeit any then-unvested equity awards.

Additionally, to receive the above-described compensation and benefits other than the Accrued Obligations, Mr. Vinciguerra must deliver a release of all claims against the Company and its affiliates.

In addition to the payment obligations described above in connection with Mr. Vinciguerra’s termination, if Mr. Vinciguerra remains actively employed (and no termination notice has been provided by either the Company or him) through the 2016 payment date for the 2015 EBP performance bonus, and conditioned on the achievement of the performance goals as defined in the EBP for such period, the Company will calculate his 2015 EBP performance bonus at his Total Incentive Target (subject to the Compensation Committee’s negative discretion to reduce that amount to no less than 90% of his Total Incentive Target). Mr. Vinciguerra will be entitled to similar treatment with respect to his 2016 EBP performance bonus if he remains employed for all of 2016 and is terminated in 2017 prior to payment.

Mitchell Zuckerman

The severance agreement, dated December 31, 2014 but effective as of January 1, 2015, between the Company and Mr. Zuckerman, is a renewal of his existing severance agreement with the Company, which expired on December 31, 2014. The new agreement extends the term of the existing agreement through December 31, 2015.

If, between January 1, 2015 and December 31, 2015, Mr. Zuckerman is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. He will receive from the Company three times his annual base salary at the time of termination, plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Zuckerman receiving payment only of the Accrued Obligations. In exchange for the described severance benefits, Mr. Zuckerman has agreed to provide 6 months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason as well as to a twelve month post-employment non-competition covenant, a twelve month post-employment non-solicitation covenant, and a non-disparagement covenant. Additionally, to receive severance benefits other than Accrued Obligations, regardless of type of termination, Mr. Zuckerman, must deliver a release of all claims against the Company and its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Severance Agreement, dated December 31, 2014 but effective as of January 1, 2015, between the Company and Bruno Vinciguerra.

10.2	Severance Agreement, dated December 31, 2014 but effective as of January 1, 2015, between the Company and Mitchell Zuckerman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II
Executive Vice President, Worldwide General Counsel and Secretary

Date:	January 6, 2015

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement, dated December 31, 2014 but effective as of January 1, 2015, between the Company and Bruno Vinciguerra.

10.2	Severance Agreement, dated December 31, 2014 but effective as of January 1, 2015, between the Company and Mitchell Zuckerman.